EXHIBIT "99.1"

NEWS RELEASE ***FOR IMMEDIATE RELEASE***	**Contact:** **Transcontinental Realty Investors, Inc.** **Investors Relations** **Gene, Bertcher, (800) 400-6407** **investor.relations@transconrealty-invest.com**

Transcontinental Realty Investors, Inc. Reports First Quarter 2014 Results

DALLAS (May 15, 2014) – Transcontinental Realty Investors, Inc. (NYSE: TCI), a Dallas-based real estate investment company, today reported results of operations for the first quarter ended March 31, 2014. TCI announced today that the Company reported a net income applicable to common shares of $4.3 million or $0.49 per diluted earnings per share, as compared to a net loss applicable to common shares of $3.4 million or $0.40 per diluted earnings per share for the same period ended 2013.

The Company continues to demonstrate our unwavering commitment to fortify our portfolio and streamline our operational activity; while at the same time maintaining our commitment to creating value. We are pleased that we are seeing improvements in our operations from these endeavors and will continue to adapt to market challenges with an eye on both near term economic challenges and long-term prospects as the real estate market improves.

Our apartment portfolio continues to thrive in the current economic conditions with occupancies averaging over 95%. We continue to work aggressively to attract new tenants and strive for continuous improvement of our properties in order to maintain our existing tenants.

Rental and other property revenues were $19.7 million for the three months ended March 31, 2014. This represents an increase of $0.2 million, as compared to the prior period revenues of $19.5 million. This change, by segment, is an increase in the apartment portfolio of $0.7 million, offset by a decrease in the commercial portfolio of $0.5 million. Within the apartment portfolio there was an increase of $0.7 million in the same property portfolio. Our apartment portfolio continues to thrive in the current economic conditions with occupancies averaging 95%. Our existing commercial portfolio decreased by $0.5 million in the same store properties. This decrease is due to lost rents from tenant vacancies. We are continuing to market our properties aggressively to attract new tenants and strive for continuous improvement of our properties in order to maintain our existing tenants.

Property operating expenses were $9.6 million for the three months ended March 31, 2014. This represents an increase of $0.2 million, as compared to the prior period operating expenses of $9.4 million. This change, by segment, is an increase in the apartment portfolio of $0.4 million, a decrease in the commercial portfolio of $0.1 million and a decrease in the land portfolio of $0.1 million. Within the apartment portfolio, the increase relates to general repair and maintenance expense and real estate taxes.

Depreciation and amortization expense was $4.4 million for the three months ended March 31, 2014. This represents an increase of $0.7 million, as compared to the prior period expense of $3.7 million. This change is attributable to the commercial portfolio due to new assets placed in service in the current period.

Mortgage and loan interest expense was $6.8 million for the three months ended March 31, 2014. This represents a decrease of $1.1 million, as compared to the prior period expense of $7.9 million. This change by segment, is a decrease in the apartment portfolio of $0.5 million, a decrease in the land portfolio of $0.3 million, a decrease in the other portfolio of $0.5 million, offset by an increase in the commercial portfolio of $0.2 million. Within the apartment portfolio, the majority of the decrease relates to the same apartment portfolio due to the refinances closed with long-term, low interest rates. Within the other portfolio, the majority of the decrease is due to a decrease in the interest paid to our Advisor. The decrease in the land portfolio was due to land sales.

Deferred borrowing costs amortization was $0.9 million for the three months ended March 31, 2014. This represents a decrease of $1.5 million as compared to the prior period expense of $2.4 million. The majority of the decrease is in the same store apartment portfolio due to the write off in the prior loan deferred borrowing costs upon the refinance into a new mortgage note.

Loan changes and prepayment penalties were $1.6 million for the three months ended March 31, 2014. This represents a decrease of $3.9 million. There were fewer refinances completed in the current period than in the prior period.

About Transcontinental Realty Investors, Inc.

Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company's website at www.transconrealty-invest.com.

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended
	March 31,
	2014	2013
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $175 and $165 for the three months ended 2014 and 2013, respectively, from related parties)	$19,727	$19,505

Expenses:
Property operating expenses (including $146 and $194 for the three months ended 2014 and 2013, respectively, from related parties)	9,592	9,389
Depreciation and amortization	4,444	3,733
General and administrative (including $744 and $648 for the three months ended 2014 and 2013, respectively, from related parties)	1,560	1,622
Provision on impairment of notes receivable and real estate assets	-	-
Net income fee to related party	490	56
Advisory fee to related party	1,852	2,138
Total operating expenses	17,938	16,938
Net operating income	1,789	2,567

Other income (expenses):
Interest income (including $1,874 and $2,140 for the three months ended 2014 and 2013, respectively, from related parties)	2,113	2,176
Other income	157	36
Mortgage and loan interest (including $31 and $487 for the three months ended 2014 and 2013, respectively, from related parties)	(6,841)	(7,933)
Deferred borrowing costs amortization	(932)	(2,416)
Loan charges and prepayment penalties	(1,582)	(3,937)
Loss on the sale of investments	-	(7)
Losses from unconsolidated joint ventures and investees	(4)	(13)
Litigation settlement	3,839	(45)
Total other expenses	(3,250)	(12,139)
Loss before gain on land sales, non-controlling interest, and taxes	(1,461)	(9,572)
Gain (loss) on land sales	753	(48)
Net loss from continuing operations before taxes	(708)	(9,620)
Income tax benefit	1,870	2,318
Net income (loss) from continuing operations	1,162	(7,302)
Discontinued operations:
Net income (loss) from discontinued operations	(710)	432
Gain on sale of real estate from discontinued operations	6,053	6,190
Income tax expense from discontinued operations	(1,870)	(2,318)
Net income from discontinued operations	3,473	4,304
Net income (loss)	4,635	(2,998)
Net loss attributable to non-controlling interest	(84)	(111)
Net income (loss) attributable to Transcontinental Realty Investors, Inc.	4,551	(3,109)
Preferred dividend requirement	(274)	(274)
Net income (loss) applicable to common shares	$4,277	$(3,383)

Earnings per share - basic
Net income (loss) from continuing operations	$0.10	$(0.91)
Net income from discontinued operations	0.41	0.51
Net income (loss) applicable to common shares	$0.51	$(0.40)

Earnings per share - diluted
Net income (loss) from continuing operations	$0.09	$(0.91)
Net income from discontinued operations	0.40	0.51
Net income (loss) applicable to common shares	$0.49	$(0.40)

Weighted average common shares used in computing earnings per share	8,413,469	8,413,469
Weighted average common shares used in computing diluted earnings per share	8,639,679	8,413,469

Amounts attributable to Transcontinental Realty Investors, Inc.
Net income (loss) from continuing operations	$1,078	$(7,413)
Net income from discontinued operations	3,473	4,304
Net income (loss)	$4,551	$(3,109)

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2014	2013
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$742,995	$777,974
Real estate held for sale at cost, net of depreciation ($28,033 for 2014 and $2,390 for 2013)	11,945	16,427
Real estate subject to sales contracts at cost, net of depreciation ($2,036 for 2014 and $1,949 for 2013)	25,090	29,353
Less accumulated depreciation	(104,212)	(127,952)
Total real estate	675,818	695,802
Notes and interest receivable:
Performing (including $60,221 in 2014 and $66,431 in 2013 from related parties)	63,479	69,626
Non-performing	552	543
Less allowance for doubtful accounts (including $2,098 in 2014 and $2,098 in 2013 from related parties)	(2,262)	(2,262)
Total notes and interest receivable	61,769	67,907
Cash and cash equivalents	18,177	16,086
Restricted cash	27,185	31,799
Investments in unconsolidated joint ventures and investees	1,824	1,697
Receivable from related party	80,139	52,380
Other assets	35,492	32,000
Total assets	$900,404	$897,671

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$578,133	$562,734
Notes related to real estate held for sale	15,717	17,100
Notes related to real estate subject to sales contracts	20,991	23,011
Deferred gain (from sales to related parties)	53,096	53,096
Accounts payable and other liabilities (including $4,893 in 2014 and $4,697 in 2013 to related parties)	36,536	50,160
Total liabilities	704,473	706,101

Shareholders’ equity:
Preferred stock, Series C: $0.01 par value, authorized 10,000,000 shares, issued and outstanding 30,000 shares in 2014 and 2013 (liquidation preference $100 per share). Series D: $0.01 par value, authorized, issued and outstanding 100,000 shares in 2013 and 2012 (liquidation preference $100 per share)	1	1
Common stock, $0.01 par value, authorized 10,000,000 shares, issued 8,413,669 shares in 2014 and 2013 and outstanding 8,413,469 shares in 2014 and 2013	84	84
Treasury stock at cost, 200 shares in 2014 and 2013	(2)	(2)
Paid-in capital	271,446	271,720
Retained earnings	(93,478)	(98,029)
Total Transcontinental Realty Investors, Inc. shareholders' equity	178,051	173,774
Non-controlling interest	17,880	17,796
Total shareholders' equity	195,931	191,570
Total liabilities and shareholders' equity	$900,404	$897,671